                                                                      EXHIBIT 11

                  SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                  JANUARY 1, 1999                           DECEMBER 26, 1997
                                           ------------------------------              ---------------------------
                                                                PER SHARE                                PER SHARE
                                            EARNINGS   SHARES     AMOUNT               EARNINGS  SHARES    AMOUNT
                                           ---------   ------   ---------              --------  ------  ---------
BASIC EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders           $ 19,188   75,274   $   0.25               $ 14,832   78,885  $   0.19

EFFECT OF DILUTIVE SECURITIES
 Options                                          --      757         --                     --    1,264        --
                                              ------   ------     ------                 ------   ------    ------

DILUTED EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders
 and assumed conversions                    $ 19,188   76,031   $   0.25               $ 14,832   80,149  $   0.19
                                              ======   ======     ======                 ======   ======    ======


                                                  SIX MONTHS ENDED                           SIX MONTHS ENDED
                                                  JANUARY 1, 1999                           DECEMBER 26, 1997
                                           ------------------------------              ---------------------------
                                                                PER SHARE                                PER SHARE
                                            EARNINGS   SHARES     AMOUNT               EARNINGS  SHARES    AMOUNT
                                           ---------   ------   ---------              --------  ------  ---------
BASIC EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders           $ 34,182   77,245   $   0.44               $ 31,317   78,567  $   0.40

EFFECT OF DILUTIVE SECURITIES
 Options                                          --    1,095         --                     --    1,471        --
                                              ------   ------     ------                 ------   ------    ------

DILUTED EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders
 and assumed conversions                    $ 34,182   78,340   $   0.44               $ 31,317   80,038  $   0.40
                                              ======   ======     ======                 ======   ======    ======

The following information pertains to options to purchase shares of common stock which were not included in the computation of Diluted Earnings per Common Share because the options' exercise price was greater than the average market price of the common shares:


                                         January 1, 1999     December 26, 1997
                                         ---------------     -----------------
Number of options outstanding                      4,944                 3,341

Weighted average exercise price                  $22.473               $22.371


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